UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________________________________________

Date of Report (Date of earliest event reported): May 8, 2012

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

(a)    Boston Scientific Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on May 8, 2012 in Boston, Massachusetts.

(b)    The final voting results on each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below.

(1)
The following nominees were elected to the Company's Board of Directors for a one-year term to hold office until the Company's 2013 Annual Meeting of Stockholders and until their successors have been elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Katharine T. Bartlett	1,091,717,200	49,032,545	94,574,629
Bruce L. Byrnes	1,124,089,951	16,659,794	94,574,629
Nelda J. Connors	1,126,675,537	14,074,208	94,574,629
Kristina M. Johnson	1,091,826,305	48,923,440	94,574,629
William H. Kucheman	1,119,743,448	21,006,297	94,574,629
Ernest Mario	1,088,561,745	52,188,000	94,574,629
N.J. Nicholas, Jr.	1,075,773,390	64,976,355	94,574,629
Pete M. Nicholas	1,072,364,341	68,385,404	94,574,629
Uwe E. Reinhardt	1,125,642,591	15,107,154	94,574,629
John E. Sununu	1,126,169,598	14,580,147	94,574,629

(2)	The advisory vote on the compensation for the Company's “Named Executive Officers” as disclosed in the Company's proxy statement for the Annual Meeting was approved.

For	Against	Abstain	Broker Non-Votes
804,149,315	332,396,800	4,203,630	94,574,629

(3)	The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2012 fiscal year was ratified.

For	Against	Abstain	Broker Non-Votes
1,226,894,147	7,197,761	1,232,466	0

(4)	The amendment and restatement of the Company's By-Laws to provide for a majority vote standard in uncontested director elections was not approved.

For	Against	Abstain	Broker Non-Votes
1,132,288,503	6,860,171	1,601,071	94,574,629

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2012	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel